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                                                                   EXHIBIT 10.32

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SILICON VALLEY BANK

                         AMENDMENT TO LOAN AND SECURITY
                                    AGREEMENT

BORROWER:      KOFAX IMAGE PRODUCTS, INC.
ADDRESS:       3 JENNER STREET
               IRVINE, CALIFORNIA 92718

DATED AS OF:   JANUARY 6, 1999

        THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower"). The Parties agree to amend the Loan and Security Agreement between them, dated February 28, 1992, as amended by that certain Amendment to Loan Agreement dated March 9, 1993, as amended by that certain Amendment to Loan Agreement dated October 10, 1994, as amended by that certain Amendment to Loan Agreement dated October 5, 1995, as amended by that certain Amendment to Loan Agreement dated January 20, 1996, as amended by that certain Amendment to Loan Agreement dated October _, 1996, as amended by that Amendment to Loan and Security Agreement dated September 18, 1997 and as amended by that Amendment to Loan and Security Agreement dated January 6, 1998 (as so amended and as otherwise amended from time to time, the "Loan Agreement"), as follows, effective on the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

        1. AMENDED MATURITY DATE. Section 5.1 of The Maturity Date as set forth in the Schedule to Loan Agreement is amended effective as of the date hereof, to read as follows:

        "MATURITY DATE (Section 5.1): JANUARY 5, 2000."

        2. REVISED NEGATIVE COVENANT EXCEPTIONS. . The section of the Schedule to the Loan Agreement entitled "Negative Covenant-Exceptions (Section 4.6)" is hereby replaced with the following:

        "NEGATIVE COVENANTS-EXCEPTIONS

        (Section 4.6):          Without Silicon's prior written consent,
                                Borrower may do the following, provided that, after giving effect thereto, no Event of Default has occurred and no event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) repurchase shares of Borrower's stock provided that the aggregate amount of any such other repurchase shall not exceed $3,500,000; (ii) make loans to, or enter into loan guaranties on behalf of, employees in an aggregate amount not exceeding $200,000 at any one time


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Silicon Valley Bank                     Amendment to Loan and Security Agreement
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                                outstanding; and (iii) make loans to employees
                                in connection with computer purchases ("Employee Computer Loans") provided that the Employee Computer Loans shall not exceed $300,000 in the aggregate at any one time outstanding."

        3. AMENDED FINANCIAL COVENANTS. The section of the Schedule to Loan Agreement entitled "Financial Covenants" is amended to read as follows:


        "FINANCIAL COVENANTS
        (Section 4.1):          Borrower shall comply with all of the following
                                covenants. Compliance shall be determined as of the end of each quarter, except as otherwise specifically provided below:

        TANGIBLE NET WORTH:     Borrower shall maintain a tangible net worth of
                                not less than $25,000,000.

        PROFITABILITY:          Borrower shall not incur a loss (after taxes)
                                for any fiscal quarter.

        DEFINITIONS:            "Tangible net worth" means the excess of total
                                assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

        SUBORDINATED DEBT:      "Liabilities" for purposes of the foregoing
                                covenants do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon."

        4. NEGATIVE PLEDGE AGREEMENT. Without limitation of any other term or provision of the Loan Agreement that restricts liens on the assets of the Borrower, Borrower shall not incur any liens or encumbrances on any of is property or assets, whether now owned or hereafter acquired, other than security interests or liens on equipment leased or purchased in connection with such lease or purchase transaction as otherwise permitted under the Loan Agreement.

        5. FACILITY FEE. The Borrower shall pay Silicon concurrently herewith a facility fee in the amount of $5,000, which shall be in addition to all interest and all other fees payable to Silicon and shall be non-refundable.

        6. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct as of the date hereof.


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Silicon Valley Bank                     Amendment to Loan and Security Agreement
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        7.      GENERAL PROVISIONS. This Amendment, the Loan Agreement, any
prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

BORROWER:                              SILICON:

KOFAX IMAGE PRODUCTS, INC.             SILICON VALLEY BANK


By  /s/ DAVID S. SILVER                By  /s/ MARLA JOHNSON
  --------------------------------       -----------------------------------
    President or Vice President        Title  Vice President
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By  /s/ RONALD J. FIKERT
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    Secretary or Ass't Secretary


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